UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 SCHEDULE l4A

(Rule 14a-101)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule l4a-l2

TEXAS PACIFIC LAND CORPORATION

(Name of Registrant As Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

After the close of business on May 9, 2023, Texas Pacific Land Corporation (the “Company”) was informed that Glass, Lewis & Co. (“Glass Lewis”) updated its analysis and changed its voting recommendation for Proposal 4 with respect to the Company’s 2022 annual meeting of stockholders. Glass Lewis has changed its voting recommendation on Proposal 4 from “for” to “against”.